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                                                                  Exhibit (j)(3)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ING Partners, Inc.:

We consent to the use of our report, incorporated herein by reference, dated February 27, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2006